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                                 Exhibit 21.1

                          MICROSTRATEGY INCORPORATED

                                 Subsidiaries
                                 ------------


Aventine, Incorporated
(Delaware)

MicroStrategy Capital Corporation
(Delaware)

MicroStrategy Management Corporation
(Delaware)

MicroStrategy Services Corporation
(Delaware)

Strategy.com Incorporated
(Delaware)

MicroStrategy Australia Pty. Ltd.
(Australia)

MicroStrategy Benelux B.V.
(Netherlands)

MicroStrategy Brasil Ltda.
(Brazil)

MicroStrategy Brasil Ltda. Sucursal Argentina
(Argentina)

MicroStrategy Canada Incorporated
(Canada)

MicroStrategy Deutschland GmbH
(Germany)

MicroStrategy France SARL
(France)

MicroStrategy-FSC, Inc.
(Barbados)

MicroStrategy GmbH
(Austria)

MicroStrategy Iberica, S.A.
(Spain)

MicroStrategy International Limited
(Bermuda)

MicroStrategy International II Limited
(Bermuda)

MicroStrategy Italy S.r.l.
(Italy)

MicroStrategy Korea Co., Ltd.
(Korea)

MicroStrategy Limited
(United Kingdom)
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MicroStrategy Mexico, Sde R.L. de C.V.
(Mexico)

MicroStrategy Schweiz AG
(Switzerland)

Strategy.com International Limited
(Bermuda)